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        Executive Compensation Incentive Award Program


	Effective for calendar year 1995, the Company has established a new Executive Compensation Incentive Award Program. The program is designed to promote the success of the Company by providing a method whereby executive officers may be awarded additional remuneration based on specific Company objectives and the Company's overall return on equity. The program has two separate components. A short-term incentive plan makes cash awards to eligible employees based on the achievement of independent financial, opera-tional and strategic goals established annually by the Company's Board of Directors, as well as individual goals for executive officers who are not members of the Company's Corporate Management Committee (CMC). A long-term incentive plan grants restricted Company stock to eligible employees based on the achievement of other goals established by the Board.
	Awards under the program are made by the Management Development and Compensation Committee of the Board of Directors, except that cash awards are made by CMC in the case of non-CMC members.